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                                 EXHIBIT 10(a)

                               CONSENT OF COUNSEL
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[CANADA LIFE LETTERHEAD]

                                                           500 Mamaroneck Avenue
                                                           Harrison, NY  10528

                                                                (914) 835-8400
                                                           Fax: (914) 835-8432

April 27, 1998



Board of Directors
Canada Life Insurance Company of New York
Canada Life of New York Variable Annuity Account 1
500 Mamaroneck Avenue
Harrison, NY 10528



Gentlemen:

I hereby consent to the use of my name under the Caption "Legal Matters" in the Statement of Additional Information contained in Post-effective Amendment No. 12 to the Registration Statement on Form N-4 (File No. 33-32199) filed by Canada Life Insurance Company of New York and Canada Life of New York Variable Annuity Account 1 with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,


/s/ Charles MacPhaul
----------------------
Charles MacPhaul
Counsel, U.S. Division